                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 29, 1999, relating to the consolidated financial statements and financial statement schedule of Southern States Cooperative, Incorporated and Subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP

Richmond, Virginia
February 4, 2000